SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2015
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Effective as of February 27, 2015, Aleris International, Inc., a wholly owned subsidiary of Aleris Corporation (the “Company”) and other subsidiary borrowers party thereto (collectively, the “Borrowers”) entered into a Consent, Release and First Amendment to Amended and Restated Credit Agreement and Other Credit Documents (the “Consent, Release and First Amendment”) with Bank of America N.A., as administrative agent (the “Administrative Agent”), and the other financial institutions party thereto (collectively, the “Lenders”), with respect to their existing Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of June 30, 2011. The Credit Agreement was previously filed as Exhibit 10.1 to Aleris International, Inc.'s Amendment No. 4 to Registration Statement on Form S-4 (File No. 333-173180). The Consent, Release and First Amendment, among other things, provides, subject to certain conditions: (i) certain necessary consents under the Credit Agreement to permit the sale of the North American and European Recycling and Specification Alloys businesses (the “Sale Transaction”); (ii) for certain modifications to the Credit Agreement and other related documents to reflect the Sale Transaction; and (iii) for the release of certain liens granted in favor of the Administrative Agent (on behalf of the Lenders) required to complete the Sale Transaction.

There is no material relationship between the Company or any of its subsidiaries and the Administrative Agent or the Lenders, other than in respect of the Credit Agreement and certain commercial and investment banking relationships, all of which have been entered into in the ordinary course of business.

The description above of the Consent, Release and First Amendment is qualified in its entirety by reference to the complete text of the Consent, Release and First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 27, 2015, the Company completed its previously announced sale of the North American and European recycling and specification alloys businesses to Signature Group Holdings, Inc. (“Signature”) and certain of its affiliates for approximately $500.0 million of cash and 25,000 shares of Signature’s preferred stock, subject to post-closing adjustments for working capital. The preferred shares and $5.0 million of cash have been placed in escrow to secure our indemnification obligations under the Purchase and Sale Agreement (the “Agreement”), dated October 17, 2014, among the Company, Aleris International, Inc., Aleris Aluminum Netherlands B.V., Aleris Deutschland Holding GmbH, Aleris Holding Canada Limited, Dutch Aluminum C.V., Aleris Deutschland Vier GmbH Co KG, SGH Acquisition Holding, Inc., Evergreen Holding Germany GmbH and Signature. There is no material relationship between the Company or any of its subsidiaries and Signature other than in respect to the Agreement and the transactions contemplated thereby. The Agreement was previously filed as Exhibit 2.1 to (and described in) the Company’s Current Report on Form 8-K (File No. 333-185443), filed on October 23, 2014.

Item 9.01    Financial Statements and Exhibits.
(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2014 and the unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2014 and for the years ended December 31, 2013, 2012 and 2011 giving pro forma effect to the sale of the North American and European recycling and specification alloys business are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(d) Exhibits

2.1
Purchase and Sale Agreement, dated October 17, 2014, among Aleris Corporation, Aleris International, Inc., Aleris Aluminum Netherlands B.V., Aleris Deutschland Holding GmbH, Aleris Holding Canada Limited, Dutch Aluminum C.V., Aleris Deutschland Vier GmbH Co KG, SGH Acquisition Holding, Inc., Evergreen Holding Germany GmbH and Signature Group Holdings, Inc. (incorporated by reference to the Company's Current Report on Form 8-K (File No. 333-185443), filed on October 23, 2014.

10.1
Consent, Release and First Amendment to Amended and Restated Credit Agreement and Other Credit Documents, effective as of February 27, 2015, among Aleris International, Inc. and other subsidiary borrowers party thereto, Bank of America N.A., as administrative agent, and the other financial institutions party thereto.

99.1    Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: March 5, 2015
/s/ I. Timothy Trombetta
By: I. Timothy Trombetta
Its: Vice President and Controller